Exhibit 16.1

June 10, 2016

United States Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549-7561

Re:           Endeavor IP, Inc.

Commissioners:

We have read Item 4.01 of Form 8-K dated June 7, 2016, of Endeavor IP, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC
Li and Company, PC